For:	Alamo Group Inc.

Contact:	Dan E. Malone
Executive Vice President & CFO
830-372-9581

Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES RECORD 2019 SECOND QUARTER AND YEAR TO DATE RESULTS

SEGUIN, Texas, July 31, 2019 -- Alamo Group Inc. (NYSE: ALG) today reported record results for the second quarter ended June 30, 2019.

Highlights for the Quarter

•Record net income for a second quarter of $20.7 million, up 10.1%
•Record net sales for a second quarter of $285.2 million, up 10.9%
▪Industrial Division net sales $168.0 million, up 12.0%
▪Agricultural Division net sales $55.2 million, down (6.6%)
▪European Division net sales $62.0 million, up 29.2%
•Record net income for the first six months of $35.9 million, up 7.7%
•Record net sales for the first six months of $547.1 million, up 10.5%
•Backlog remains steady at $228.8 million, up 3.9% year over year

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ALAMO ANNOUNCES RECORD 2019 SECOND QUARTER AND YEAR TO DATE RESULTS Page 2

Summary of Results

Alamo Group's net sales for the second quarter of 2019 were $285.2 million compared to $257.1 million in the second quarter of 2018, an increase of 10.9%. Net income for the quarter was $20.7 million, or $1.75 per diluted share, compared to net income of $18.8 million, or $1.60 per diluted share in the second quarter of 2018, an increase of 10.1% in net income.

For the first six months of 2019, net sales were $547.1 million compared to $495.2 million in the previous year six month period, an increase of 10.5%. Net income for the first half of 2019 was $35.9 million or $3.05 per diluted share, versus $33.4 million, or $2.84 per diluted share, for the same period in 2018, an increase of 7.7% in net income.

The results for the second quarter and first six months of 2019 included the effect of the acquisition of Dutch Power which was completed in March 2019. In the second quarter of 2019, Dutch Power contributed $14.0 million to net sales and $0.9 million to net income. For the first six months of 2019, they contributed $17.6 million to net sales and $1.1 million to net income. Net sales, net income and earnings per share were all at record levels for Alamo Group for the second quarter and for the first six months of 2019, both with and without the effects of the acquisition of Dutch Power.(1)

Results by Division

Alamo's Industrial Division net sales in the second quarter of 2019 were $168.0 million compared to $150.0 million in the prior year, an increase of 12.0%. The Division's income from operations for the quarter was $20.2 million compared to $16.2 million in the previous year, an increase of 24.8%. For the first six months of 2019 the Industrial Division's net sales were $326.4 million versus $282.2 million in the

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ALAMO ANNOUNCES RECORD 2019 SECOND QUARTER AND YEAR TO DATE RESULTS Page 3

first six months of 2018, an increase of 15.7%. Income from operations in the Division was $36.6 million for the first six months of 2019 versus $28.0 million in the same period of the prior year, an increase of 31.0%. The Industrial Division benefited from continued strong demand for the Company's products in its core markets focused on governmental infrastructure maintenance and also by growing demand for certain products such as vacuum trucks and excavators from non-governmental end users.

The Company's Agricultural Division net sales in the second quarter of 2019 were $55.2 million compared to net sales of $59.1 million in the prior year's second quarter, a decrease of 6.6%. The Division's income from operations for the quarter was $4.2 million compared to $6.2 million in 2018, a decrease of 31.6%. For the first six months of 2019, the Agricultural Division's net sales were $108.3 million versus $117.7 million in the same period of the prior year, a decrease of 8.0%. Income from operations was $6.4 million in the first six months of 2019 compared to $11.4 million in the same period in 2018, a decrease of 44.0%. The Agricultural Division's results continue to be impacted by weak agricultural market conditions and lower farm incomes.

Alamo's European Division net sales in the second quarter of 2019 were $62.0 million, a 29.2% increase compared to net sales of $48.0 million in the second quarter of 2018. Income from operations for the quarter was $4.9 million compared to $4.4 million in the second quarter of the prior year, an increase of 11.5%. For the first six months of 2019, net sales in the European Division were $112.4 million compared to $95.3 million in the same period of 2018, an increase of 17.9%. Income from operations for the first half of 2019 was $8.9 million versus $8.7 million in 2018, an increase of 1.9%. The results in the Division include the effects of the acquisition of Dutch Power referenced previously which contributed $14.0 million to net sales in the second quarter and $17.6 million for the first six months of 2019. Dutch Power contributed $1.2 million to the Division's income from operations in the second quarter and $1.5 million for the first six months of 2019. Alamo's European Division results were also impacted by changes in currency exchange rates between the U.S. dollar and both the U.K. pound sterling and the Euro.

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ALAMO ANNOUNCES RECORD 2019 SECOND QUARTER AND YEAR TO DATE RESULTS Page 4

Changes in exchange rates compared to the comparable periods in 2018 had a $2.8 million negative effect on the Division's net sales in the second quarter of 2019 and a $6.3 million negative effect for the first six months of 2019.(1)

Comments on Results

Ron Robinson, Alamo Group's President and Chief Executive Officer, commented, "We are very pleased with our second quarter results. Having record sales and earnings is always gratifying, but to achieve these levels in a quarter with a number of challenges is even more rewarding. Certainly, the strong performance of our Industrial Division has been the key driver to our results this year, but I feel our other divisions have performed well given the conditions they've faced. Our Agricultural Division held up reasonably given the overall weakness in that sector due to prolonged soft agricultural commodity prices, the negative effect on the markets from unfavorable trade tariffs and the impact of adverse weather conditions in the first half of the year. While sales were down, margins improved compared to the slow start the Division experienced in the first quarter of 2019. And, we believe our sales in this area have performed better than the market itself. While it is difficult to predict when the market will start to show significant improvement, in the last month or so commodity prices have shown signs of strengthening, which is a much needed development.

"The same can be said for our European operations, which also had reasonable results in the second quarter despite overall soft European market conditions, the lingering effects of some lower margin backlog in our French operations which will dampen our results into the third quarter of this year and unfavorable changes in currency exchange rates which lowered the value of our European results in both sales and earnings compared to the previous year's rates. Our European results did benefit from the acquisition of Dutch Power which occurred late in the first quarter of 2019.

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ALAMO ANNOUNCES RECORD 2019 SECOND QUARTER AND YEAR TO DATE RESULTS Page 5

"As noted, our Industrial Division continued to lead the way with strong growth in sales and earnings. Excavators, vacuum trucks, street sweepers and snow removal equipment were the Division's leading performers, all showing double digit gains. And, while there are indications of some market softening in the U.S. economy, we believe our strong backlog should continue to benefit us throughout 2019. Some indications of this softening economy are helping our results, for instance, last year increases in input costs were a challenge, whereas so far this year they are more of a tailwind, led by reduced steel prices.

"At Alamo Group, we are also benefiting by ongoing operational improvement initiatives which are proceeding at an accelerated pace. This year our two major projects, the expansion at our Tenco facility in Canada along with our new Super Products vacuum truck manufacturing facility being built in Wisconsin, are both coming along nicely and we expect they will be fully operational in 2020, which should help drive further margin improvements.

"So, while we feel soft agricultural market conditions, a weakened European economy, unfavorable exchange rates and unsettled tariff negotiations will all continue to impact our results, we believe the stability of Alamo's core markets further aided by our favorable backlog, less inflationary pressure and contributions from acquisitions will all contribute to our ongoing success for the remainder of 2019."

Earnings Conference Call
Alamo Group will host a conference call to discuss the results on Thursday, August 1, 2019 at 2:00 p.m. ET. Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 800-353-6461 (domestic) or 334-323-0501 (international). For interested individuals unable to join the call, a replay will be available until Tuesday, August 6, 2019 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 9760087.

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ALAMO ANNOUNCES RECORD 2019 SECOND QUARTER AND YEAR TO DATE RESULTS Page 6

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & and Presentations”) on Thursday, August 1, 2019, beginning at 2:00 p.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,650 employees and operates 29 plants in North America, Europe, Australia and Brazil as of June 30, 2019. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

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ALAMO ANNOUNCES RECORD 2019 SECOND QUARTER AND YEAR TO DATE RESULTS Page 7

Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, acquisition integration issues, tariffs and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
(Tables Follow)
# # #
(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results.  For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$48,190	$43,602
Accounts receivable, net	267,064	238,126
Inventories	205,910	174,836
Other current assets	14,940	12,116
Total current assets	536,104	468,680

Rental equipment, net	51,517	37,057

Property, plant and equipment	105,467	79,737

Goodwill	93,134	83,972
Intangible assets	62,725	50,636
Other non-current assets	17,632	5,297

Total assets	$866,579	$725,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$67,391	$63,322
Income taxes payable	1,926	—
Accrued liabilities	47,707	37,312
Current maturities of long-term debt and finance lease obligations	131	17
Total current liabilities	117,155	100,651

Long-term debt, net of current maturities	166,232	119,000
Long-term tax liability	6,378	12,316
Deferred pension liability	1,719	879
Other long-term liabilities	14,340	7,415
Deferred income taxes	17,923	10,671

Total stockholders’ equity	542,832	474,447

Total liabilities and stockholders’ equity	$866,579	$725,379

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018
Net sales:
Industrial	$168,000	$150,031	$326,425	$282,198
Agricultural	55,159	59,071	108,332	117,718
European	62,027	48,023	112,363	95,296
Total net sales	285,186	257,125	547,120	495,212

Cost of sales	212,053	190,671	410,679	368,501
Gross margin	73,133	66,454	136,441	126,711
	25.6%	25.8%	24.9%	25.6%

Operating expenses	43,784	39,668	84,486	78,564
Income from operations	29,349	26,786	51,955	48,147
	10.3%	10.4%	9.5%	9.7%

Interest expense	(1,935)	(1,497)	(3,385)	(2,834)
Interest income	330	109	503	209
Other income (expense)	(295)	(92)	(684)	(226)

Income before income taxes	27,449	25,306	48,389	45,296
Provision for income taxes	6,782	6,535	12,469	11,942

Net Income	$20,667	$18,771	$35,920	$33,354

Net income per common share:

Basic	$1.76	$1.61	$3.07	$2.87

Diluted	$1.75	$1.60	$3.05	$2.84

Average common shares:
Basic	11,726	11,652	11,712	11,629

Diluted	11,798	11,759	11,787	11,749

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses the impact of the Company's recently completed acquisitions upon Sales, Operating Income and Net Income all of which are non-GAAP financial measures. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 3 shows the net change in our total debt, net of cash, and adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), both of which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Acquisitions

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2019	2018	2019	2018

Net Sales (consolidated) - GAAP	$285,186	$257,125	$547,120	$495,212
(less: net sales attributable to acquisitions)	(14,034)	—	(17,648)	—
Net Sales less acquisitions (consolidated) - non-GAAP	$271,152	$257,125	$529,472	$495,212

Net Sales (Industrial Division) - GAAP	$168,000	$150,031	$326,425	$282,198
(less: net sales attributable to acquisition)	—	—	—	—
Net Sales less acquisitions (N.A. Industrial Division) - non-GAAP	$168,000	$150,031	$326,425	$282,198

Net Sales (Agricultural Division) - GAAP	$55,159	$59,071	$108,332	$117,718
(less: net sales attributable to acquisitions)	—	—	—	—
Net Sales less acquisitions (N.A. Agricultural Division) - non-GAAP	$55,159	$59,071	$108,332	$117,718

Net Sales (European Division) - GAAP	$62,027	$48,023	$112,363	$95,296
(less: net sales attributable to acquisition)	(14,034)	—	(17,648)	—
Net Sales less acquisitions (European Division) - non-GAAP	$47,993	$48,023	$94,715	$95,296

Operating Income (consolidated) - GAAP	$29,349	$26,786	$51,955	$48,147
(less: operating income attributable to acquisitions)	(1,200)	—	(1,452)	—
Operating Income less acquisitions (consolidated) - non-GAAP	$28,149	$26,786	$50,503	$48,147

Net Income (consolidated) - GAAP	$20,667	$18,771	$35,920	$33,354
(less: net income attributable to acquisitions)	(896)	—	(1,078)	—
Net Income less acquisitions (consolidated) - non-GAAP	$19,771	$18,771	$34,842	$33,354

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended June 30,			Change due to currency translation
	2019	2018	% change from 2018	$	%

Industrial	$168,000	$150,031	12.0%	$(854)	(0.6)%
Agricultural	55,159	59,071	(6.6)%	(810)	(1.4)%
European	62,027	48,023	29.2%	(2,825)	(5.9)%
Total net sales	$285,186	$257,125	10.9%	$(4,489)	(1.7)%

	Six Months Ended June 30,			Change due to currency translation
	2019	2018	% change from 2018	$	%

Industrial	$326,425	$282,198	15.7%	$(1,892)	(0.7)%
Agricultural	108,332	117,718	(8.0)%	(1,904)	(1.6)%
European	112,363	95,296	17.9%	(6,346)	(6.7)%
Total net sales	$547,120	$495,212	10.5%	$(10,142)	(2.0)%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash

	June 30, 2019	June 30, 2018	Net Change

Current maturities	$131	$17
Long-term debt,net of current	166,232	119,000
Total debt	$166,363	$119,017

Total cash	48,190	43,602
Total debt net of cash	$118,173	$75,415	$42,758

EBITDA

	Six Months Ended		Trailing Twelve Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	December 31, 2018

Income from operations	$51,955	$48,147	$104,896	$101,088
Depreciation	11,191	9,225	21,575	19,609
Amortization	2,079	1,866	3,939	3,726
EBITDA	$65,225	$59,238	$130,410	$124,423